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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               EATON CORPORATION
                (Name of Registrant as Specified in its Charter)

                                XXXXXXXXXXXXXXXX
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

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

NOTICE OF MEETING

The 2003 annual meeting of Eaton Corporation shareholders will be held Wednesday, April 23, at 10:30 a.m. local time at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, for the purpose of:

1. Electing directors;

2. Ratifying the appointment of independent auditors; and

3. Considering reports and such other business as may properly come before the meeting.

These matters are more fully described in the following pages.

The record date for the meeting has been fixed by the Board of Directors as the close of business on February 24, 2003. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

/s/ Earl R. Franklin

Earl R. Franklin
Vice President and Secretary

March 14, 2003

Your Vote Is Important

You may vote your shares electronically by using a toll-free telephone number or the Internet, as described on the proxy card, or you may mark, sign, date and mail your proxy card in the postage-paid envelope provided. We encourage you to file your proxy electronically if either of these options is available to you. The method by which you vote will not limit your right to vote in person at the annual meeting.

                                    CONTENTS

                                         PAGE
                                         ----
PROXY STATEMENT ........................   3

Proxy Solicitation .....................   3

Voting at the Meeting ..................   3

Election of Directors ..................   4

Board Committees .......................   8

Compensation of Directors ..............  11

Executive Compensation .................  12

Ratification of the Appointment of
  Independent Auditors .................  22

Other Business .........................  22

Ownership of Outstanding Voting
  Shares................................  22

Future Shareholder Proposals ...........  24

APPENDICES

Appendix A:
  Charter of Audit Committee and
  relevant Policies ....................  24

Appendix B:
  Charter of Compensation and
  Organization Committee................  27

Appendix C:
  Charter of Finance Committee..........  28

Appendix D:
  Charter of Governance Committee and
  relevant Policies.....................  29

Appendix E:
  Board of Directors Governance
  Policies .............................  31

Appendix F:
  Statement on Ethical Business
  Conduct ..............................  34

PROXY STATEMENT

EATON CORPORATION
Eaton Center
Cleveland, Ohio 44114-2584
216-523-5000

----------------------------------------------

This proxy statement, the accompanying proxy form and Eaton's annual report for the year ended December 31, 2002 are scheduled to be sent to shareholders on or about March 14, 2003.

PROXY SOLICITATION

Eaton's Board of Directors solicits your proxy, in the form enclosed, for use at the 2003 annual meeting of shareholders and any adjournments thereof. The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the individuals nominated to serve as directors, and for ratification of the appointment of Ernst & Young LLP as independent auditors. These matters are described in the following sections of this proxy statement.

Any shareholder giving a proxy may revoke it by giving Eaton notice in writing or by facsimile, electronic mail, or other verifiable communication before the meeting or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain employees may solicit proxies in person or by telephone or facsimile. Eaton has retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC, 331 Madison Ave., 12th Floor, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $8,500. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on February 24, 2003 is entitled to one vote for each share then held. On February 24, 70,820,845 Eaton common shares (par value, 50c each) were outstanding and entitled to vote.

At the 2003 annual meeting, the inspectors of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by Ohio law and Eaton's Amended Regulations, Eaton shareholders present in person or by proxy at the meeting will constitute a quorum. The inspectors of election intend to treat properly executed or transmitted proxies marked "abstain" as "present" for these purposes. The inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the meeting.

Director nominees receiving the greatest number of votes will be elected directors. Votes withheld in respect of the election of directors will not be counted in determining the outcome of the election. Adoption of all other proposals to come before the meeting will require the affirmative vote of the holders of a majority of the outstanding Eaton common shares, which requirement is consistent with the general vote requirement in Eaton's Amended Articles of Incorporation. The practical effect of this vote requirement will be that abstentions and shares held in "street name" by brokers that are not voted in respect of those proposals will be treated the same as votes cast against those proposals.

As provided by Ohio law, each shareholder is entitled to cumulative voting rights in the election of directors if any shareholder gives written notice to the President or a Vice President or the Secretary of Eaton at least 48 hours before the time fixed for the meeting, requesting cumulative voting, and if an announcement of that notice is made at the beginning of the meeting by the Chairman or

Secretary, or by or on behalf of the shareholder who gave the notice. If cumulative voting is in effect with respect to an election of directors, each shareholder has the right to cumulate his or her voting power by giving one nominee that number of votes which equals the number of directors to be elected multiplied by the number of the shareholder's shares, or by distributing his or her votes on the same principle among two or more nominees, as the shareholder sees fit. If cumulative voting is in effect with respect to an election of directors, the individuals named in the proxy will vote the shares represented by the proxy cumulatively for those nominees that they may determine in their discretion, except that no votes will be cast for any nominee as to whom the shareholder giving the proxy has directed that his or her vote be withheld.

1. ELECTION OF DIRECTORS

The Board of Directors is presently composed of nine members. The terms of three directors will expire in April 2003, and those directors have been nominated for re-election. Each of the nominees was elected at the 2000 annual meeting. (See page 5.)

Furman C. Moseley, a director since 1975, having attained the normal retirement age, will resign as a director at the conclusion of the annual meeting of shareholders on April 23. Gregory R. Page has been nominated to fill the vacancy thus created, and Kiran M. Patel has been nominated for election to a term ending April, 2004 (see page 6). Following the annual meeting, the Board of Directors will be composed of ten members.

If any of the nominees become unable or decline to serve, the individuals named in the enclosed proxy will have the authority to appoint substitutes. But Eaton's management has no reason to believe that this will occur.

Following is biographical information about each nominee and each director.

NOMINEES FOR ELECTION TO TERMS ENDING IN 2006 OR WHEN THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:


                                  G. L. TOOKER PHOTO                D. L. McCOY PHOTO
A. M. CUTLER PHOTO

ALEXANDER M. CUTLER, 51, is       GARY L. TOOKER, 63, is            DEBORAH L. MCCOY, 48, is
Chairman, Chief Executive         former Chairman of the            Senior Vice President,
Officer and President of          Board, Chief Executive            Flight Operations of
Eaton Corporation. Mr.            Officer and Director of           Continental Airlines, Inc.
Cutler joined Cutler-Hammer,      Motorola, Inc., a                 She joined Continental as a
Inc. in 1975, which was           manufacturer of electronics       pilot in 1979, advanced
subsequently acquired by          equipment. Mr. Tooker became      through several senior pilot
Eaton, and became President       Motorola's President in           positions to become Senior
of Eaton's Industrial Group       1990, Vice Chairman and           Director, Operations
in 1986 and President of the      Chief Executive Officer in        Performance in 1994, Vice
Controls Group in 1989. He        1993, Chairman in 1997, and       President, Inflight and
advanced to Executive Vice        retired from Motorola in          Standards Training and
President -- Operations in        1999. Mr. Tooker is a             Performance in 1996, and
1991, was elected Executive       director of Avnet, Inc. and       Vice President, Flight
Vice President and Chief          Axcelis Technologies, Inc.        Training and Inflight in
Operating                         He serves on the Board of         1997. Ms. McCoy assumed her
Officer -- Controls in 1993,      Trustees of Morehouse             present position in 1999.
President and Chief               College.                          DIRECTOR SINCE 2000
Operating Officer in 1995,        DIRECTOR SINCE 1992
and assumed his present
position in 2000. Mr. Cutler
is a director of Axcelis
Technologies, Inc. and
KeyCorp.
DIRECTOR SINCE 1993

NOMINEES FOR ELECTION TO TERMS ENDING AS INDICATED BELOW    DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2004:
AND UNTIL THEIR SUCCESSORS
ARE ELECTED AND HAVE QUALIFIED:

G. R. PAGE PHOTO              K. M. PATEL PHOTO             M. J. CRITELLI PHOTO          E. GREEN PHOTO

GREGORY R. PAGE, 51, is       KIRAN M. PATEL, 54, is        MICHAEL J. CRITELLI, 54, is   ERNIE GREEN, 64, is founder,
President and Chief           Executive Vice President and  Chairman and Chief Executive  President and Chief
Operating Officer of          Chief Financial Officer of    Officer of Pitney Bowes       Executive Officer of EGI,
Cargill, Incorporated, an     Solectron Corporation, a      Inc., a provider of           Inc., a manufacturer of
international marketer,       worldwide provider of         messaging and advanced        automotive components. He is
processor and distributor of  electronics manufacturing     business communications       also President of Florida
agricultural, food,           services to leading original  solutions. He was elected     Production Engineering,
financial and industrial      equipment manufacturers. Mr.  Vice Chairman and Chief       Inc., a subsidiary of EGI.
products and services. He     Patel directs Solectron's     Executive Officer of the      He is a director of DP&L
was Corporate Vice President  investor relations, legal     corporation in 1996, and      Inc., and Pitney Bowes Inc.
& Sector President,           and financial operations      became Chairman and Chief     DIRECTOR SINCE 1995
Financial Markets and Red     worldwide, and corporate      Executive Officer in 1997.
Meat Group of Cargill in      development activities.       Mr. Critelli is Chairman of
1998, Corporate Executive     Prior to joining Solectron    the National Urban League.
Vice President, Financial     in 2001, he was associated    DIRECTOR SINCE 1998
Markets & Red Meat Group in   with Cummins Inc. for 27
1999, and became President    years. In 1996 he was Vice
and Chief Operating Officer   President and Chief
in 2000. Mr. Page is a        Financial Officer of
director of Cargill,          Cummins, and in 1999 became
Incorporated.                 Executive Vice President. In
TERM ENDING 2005              2000-2001, Mr. Patel was the
                              Chief Financial Officer of
                              iMotors, an Internet-based
                              valued-added retailer of
                              used cars. He is a member of
                              the American Institute of
                              Certified Public
                              Accountants, the Tennessee
                              Society of Certified Public
                              Accountants, and the
                              Financial Executive
                              Institute. He is a director
                              of Westport Innovations,
                              Inc.
                              TERM ENDING 2004

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL 2005:


N. C. LAUTENBACH PHOTO            J. R. MILLER PHOTO                V. A. PELSON PHOTO

NED C. LAUTENBACH, 59, is a       JOHN R. MILLER, 65, is            VICTOR A. PELSON, 65, is a
partner of Clayton, Dubilier      Chairman, President and           Senior Advisor to UBS
& Rice, Inc., a private           Chief Executive Officer of        Warburg LLC, investment
equity investment firm            Petroleum Partners, Inc., a       bankers. Before becoming
specializing in management        provider of outsourcing           associated with UBS Warburg
buyouts. He also serves as        services to the petroleum         and its predecessors in
Chairman and Chief Executive      industry. Mr. Miller was          1996, Mr. Pelson was an
Officer of Acterna                President, Chief Operating        employee of AT&T from 1959
Corporation, a worldwide          Officer and a director of         to 1996, where he held a
provider of communications        The Standard Oil Company          number of executive
test instruments, systems,        from 1980 to 1986, also           positions, including Group
software and services, and        serving as a member of its        Executive and President
Co-Chairman of Covansys           Management Committee, and         responsible for the
Corporation, a worldwide          where he previously held a        Communications Services
provider of information           number of other executive         Group, Executive Vice
technology services. Before       positions including that of       President and member of the
joining Clayton, Dubilier,        Vice President, Finance for       Management Executive
Mr. Lautenbach was                three years. He is currently      Committee. At the time of
associated with IBM from          a director of Cambrex             his retirement from AT&T,
1968 until his retirement in      Corporation and Riverwood         Mr. Pelson was Chairman of
1998. At IBM, he held             Holding, Inc. Mr. Miller was      Global Operations and a
several executive positions,      a member of the Board of the      member of the Board of
including Senior Vice             Federal Reserve Bank of           Directors. Mr. Pelson is a
President and Group               Cleveland from 1986 to 1993,      director of Dun &
Executive - Sales and             serving as its Chairman           Bradstreet, Acterna
Distribution, and was a           during the last two of those      Corporation and United
member of IBM's Corporate         years. From 1988 to 2000, he      Parcel Service.
Executive Committee. He is a      was Chairman and Chief            DIRECTOR SINCE 1994
director of Acterna               Executive Officer of TBN
Corporation, Covansys             Holdings Inc., a buyout
Corporation, a member of the      firm.
Boards of Trustees of             DIRECTOR SINCE 1985
Fidelity Investments and
Fairfield University, and a
member of the Council on
Foreign Relations.
DIRECTOR SINCE 1997

BOARD COMMITTEES -- The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance, and Governance.

Audit Committee. The function of the Audit Committee includes assisting the Board in overseeing the integrity of the Company's financial statements and its systems of internal accounting and financial controls, the independence, qualifications and performance of the Company's independent auditor, the performance of the internal auditors and the Company's compliance with legal and regulatory requirements.

The Audit Committee exercises sole authority to appoint, terminate and compensate the independent auditor; pre-approves all auditing services and permitted non-audit services to be performed for the Company by the independent auditor; reviews the annual audited financial statements with management and the independent auditors before publication, including major issues regarding accounting and auditing principles and practices, and the adequacy of internal controls, and recommends to the Board the inclusion of the financial statements in the annual report on Form 10-K; reviews analyses of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements; reviews material changes to auditing and accounting principles and practices; reviews legal matters that may have a material impact on the Company's financial statements; meets with management to review the Company's material financial risk exposures and the steps taken to monitor and control them; reviews the report of the Director -- Audits on internal controls and internal audit results; at least annually obtains periodic written statements from the independent auditor delineating all relationships between the auditor and the Company and discusses these statements with the auditor; considers the compatibility of the auditor's non-audit services with the auditor's independence and satisfies itself of the independence of the auditor; at least annually obtains and reviews a report by the independent auditor describing the independent auditor's internal quality control procedures, any material issues raised by the most recent internal quality control review, or any governmental or professional inquiry during the last five years regarding one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues; evaluates the performance of the independent auditor and its lead partner; sets clear hiring policies for employees or former employees of the independent auditor that comply with the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange listing standards; reviews the appointment and any replacement of the Company's Director-Audits; meets with the Director-Audits and independent auditor prior to the annual audit to review the scope, planning and staffing of the audit; discusses with the independent auditor matters relating to the Company's annual audit and quarterly reviews, including the independent auditor's judgment about the quality of the Company's accounting principles applied in its financial reporting; reviews with the independent auditor any problems or difficulties encountered by the auditor in the annual audit; reviews with management and the independent auditor the Company's quarterly financial statements prior to the filing of each Form 10-Q report; reviews and discusses quarterly reports by the independent auditor regarding all critical accounting policies and practices, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the treatment preferred by the internal auditor, and other material written communications between the independent auditor and the Company's management; reviews disclosures by the chief executive officer and chief financial officer during their certification process for Form 10-K and 10-Q reports in regard to significant deficiencies in the operation of internal controls or any fraud involving management or employees who have a significant role in the Company's internal controls; discusses the types of information to be disclosed in earnings guidance to analysts and others, and the type of presentation to be made to rating agencies; meets at least annually with the Company's chief financial officer, Director-Audits, and independent auditors in separate executive sessions; prepares the Committee's report to be included in the Company's annual proxy statement; assures that performance evaluations of the Audit Committee are conducted regularly and establishes procedures for the proper handling of complaints concerning accounting or auditing matters. The Audit Committee held six meetings in 2002. Present members are Ms. McCoy and Messrs. Miller, Moseley and Pelson.

Compensation and Organization Committee. The functions of the Compensation and Organization Committee include reviewing proposed organization or responsibility changes at the officer level, evaluating the performance of the Chief Executive Officer and reviewing the performance evaluations of the other elected officers, reviewing succession planning for key officer positions and recommending the individual to assume the position of Chief Executive Officer if that position becomes vacant due to unforeseen circumstances. The Committee is also responsible for recommending to the Board the salary of each elected officer, reviewing awards to elected officers under the Executive Incentive Compensation Plan and the aggregate amount of awards under the Plan, adjusting that amount as appropriate within the terms of the Plan, establishing and subsequently determining the attainment of performance objectives under the Company's long-term incentive compensation plans, annually reviewing awards to elected officers under the Company's long-term incentive compensation plans, administering stock option plans and reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive, as well as reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on the Company's officers or primarily benefiting key employees, and preparing an annual report for the Company's proxy statement regarding executive compensation. The Compensation and Organization Committee held four meetings in 2002. Present members are Messrs. Critelli, Green, Lautenbach and Tooker.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. It did not meet in 2002. Mr. Cutler is a member for the full twelve-month term, and each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of the Company's financial condition and the recommendation of financial policies to the Board, analyzing Company policy regarding its debt-to-equity relationship, reviewing and making recommendations to the Board regarding the Company's dividend policy, reviewing the Company's cash flow, proposals for long- and short-term debt financing and the risk management program, meeting with and reviewing the performance of management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans and reviewing the key assumptions used to calculate annual pension expense. The Finance Committee held three meetings in 2002. Present members are Messrs. Lautenbach, Miller, Pelson and Tooker.

Governance Committee. The responsibilities of the Governance Committee include recommending to the Board improvements in the Company's corporate governance processes and any changes in the Board Governance Policies, advising the Board on changes in the size and composition of the Board, making recommendations to the Board regarding the structure and responsibilities of Board committees, and annually submitting to the Board candidates for members and chairs of each standing committee. The Governance Committee, in consultation with the Chief Executive Officer, identifies and recommends to the Board candidates for Board membership, reviews the nomination of directors for re-election, oversees the orientation of new directors and the ongoing education of the Board, recommends to the Board compensation of non-employee directors, administers the Board's policy on director retirements and resignations, administers the directors' stock ownership guidelines, and recommends to the Board guidelines and procedures to be used by the directors to evaluate the Board's performance. The responsibilities of the Governance Committee also include providing oversight regarding significant public policy issues with respect to the Company's relationships with shareholders, employees, customers, competitors, suppliers and the communities in which the Company operates, including such areas as ethics compliance, environmental, health and safety issues, diversity and equal employment opportunity, community relations, government relations, charitable contributions, shareholder and investor relations and the Eaton Philosophy -- Excellence through People.

The Governance Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Eaton shareholder. Any shareholder wishing to recommend an individual as a nominee for election at the annual meeting of shareholders to be held in 2004 should send a signed letter of recommendation, to be received before November 3, 2003, to the following address: Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, attention Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director.

The Governance Committee held three meetings in 2002. Present members are Ms. McCoy and Messrs. Critelli, Green, Miller and Moseley.

COMMITTEE CHARTERS AND POLICIES -- In January 2003, the Board of Directors revised the Charters of the Audit, Compensation and Organization, Finance and Governance Committees of the Board. The revised Charters are attached as appendices to this proxy statement. The Charter of the Audit Committee is attached as Appendix A, the Charter of the Compensation and Organization Committee is attached as Appendix B, the Charter of the Finance Committee is attached as Appendix C, and the Charter of the Governance Committee is attached as Appendix D.

Formal policies relating to corporate governance matters were adopted in 2002 by several Board Committees, or by the Board itself upon the Committees' recommendation. Summaries of these policies are shown in Appendices A and D, below the Charters of these Committees, respectively.

The Board of Directors held ten meetings in 2002. All directors attended at least 75% of the meetings of the Board and its committees. The average rate of attendance for all directors was 98%.

AUDIT COMMITTEE REPORT -- The Audit Committee of the Board of Directors is responsible for assisting the Board in overseeing (1) the integrity of the Company's financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company's independent auditor, (3) the performance of the Company's internal auditors and (4) the Company's compliance with legal and regulatory requirements. The Committee is comprised of four Directors, all of whom are independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange.

The Board of Directors amended the Committee's charter as of January 22, 2003. A copy of the charter is attached as Appendix A to this Proxy Statement.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company's management, the Company's 2002 audited financial statements.

The Committee has discussed with Ernst & Young LLP, the Company's independent outside auditor, the matters required to be discussed by generally accepted auditing standards.

The Committee has also received the written disclosures from Ernst & Young regarding their independence from the Company and its management that are required by the Independence Standards Board, has discussed with Ernst & Young their independence and has considered the compatibility of their services, other than their audit services referenced in the following sentence, with their independence. For 2002, Ernst & Young's AUDIT FEES relating to the audit of the Company's annual financial statements and review of the Company's quarterly financial statements were $3.6 million. Ernst & Young also received fees of
(a) $2.9 million for audit-related services (which generally include statutory and employee benefit plan audits, business acquisitions, and Securities and Exchange Commission registration statements) and
(b) $7.1 million for tax-related services (which generally include tax and employee benefit plan compliance and tax advisory services), resulting in ALL OTHER FEES totaling $10.0 million. Ernst & Young rendered no services, and received no fees, for FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION.

Based upon the Committee's reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company's audited financial statements for 2002 be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission, and the Board has approved their inclusion.

Respectfully submitted to the Company's shareholders by the Audit Committee of the Board of Directors.

Victor A. Pelson, Chairman
Deborah L. McCoy
John R. Miller
Furman C. Moseley

COMPENSATION OF DIRECTORS -- Employee directors are not compensated for their services as directors. Non-employee directors receive an annual retainer of $60,000. The Chairman of the Finance Committee receives an annual retainer of $5,000; the Chairman of the Compensation and Organization Committee and the Governance Committee each receives an annual retainer of $7,500; and the Chairman of the Audit Committee receives an annual retainer of $10,000. Non-employee directors also receive a fee of $2,000 for each Board meeting attended and for attendance at any special presentation on non-Board meeting days, and a fee of $2,000 for each Board committee and shareholder meeting attended.

Non-employee directors first elected before 1996 may defer payment of their annual fees not to exceed $30,000 at a rate of interest specified in their deferred compensation agreements. The rate of interest is based upon the number of years until a director's normal retirement date and, in general, is higher than prevailing market rates. All non-employee directors may defer payment of their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion which the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury note returns plus 300 basis points. Short-term compensation earns 13-week Treasury bill returns. These arrangements provide for accelerated lump sum or installment payments upon a failure by the Company to pay or termination of service in the context of a change in control of the Company.

Under the Company's Stock Plans, as approved by the shareholders, each person who on April 22, 1998 or thereafter becomes a non-employee director automatically is granted a stock option for 5,000 shares upon the date of his or her election. So long as each non-employee director continues to serve in that capacity, beginning in the year after the director receives his or her initial grant, he or she is automatically granted an option for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for each non-employee director in effect on the granting date, by (ii) the closing price of an Eaton common share on the New York Stock Exchange Composite Transactions on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January.

Upon leaving the Board, non-employee directors who were first elected prior to 1996 are eligible to receive an annual benefit, as described below. For Board service of at least five years, eligible directors receive an annual benefit equal to the annual retainer in effect at the time the directors leave the Board. Eligible directors having fewer than five years but more than one year of Board service at the time of their Board retirement receive a proportionately reduced annual benefit. The annual benefit is paid for the lesser of ten years or life. The present value of payments under this plan will be paid in a lump sum upon a "proposed change in control" of the Company, unless otherwise determined by a committee of the Board. Directors who are first elected in 1996 or later are not eligible to receive the annual benefit.

BOARD OF DIRECTORS GOVERNANCE POLICIES -- In January, 2003, the Board of Directors revised the Board of Directors Governance Policies, as recommended by the Governance Committee of the Board. The revised Governance Policies are attached as Appendix E to this proxy statement.

STATEMENT ON ETHICAL BUSINESS CONDUCT -- The Company's current Statement on Ethical Business Conduct, dated January 1, 2002, is attached as Appendix F to this proxy statement. The Statement applies to all directors, officers and employees of the Company. Initially adopted in 1976 and updated occasionally thereafter, the Statement has helped the Company to maintain an exceptionally high standard of ethical business conduct. To assist the Company in making sure that this high standard is continued in the years ahead, and to address new legal and regulatory requirements, the Company will revise the Statement during 2003 and will include the revised Statement in next year's proxy materials.

EXECUTIVE COMPENSATION -- The following table summarizes the total compensation of the Chairman and Chief Executive Officer of Eaton and the four other most highly compensated executive officers for fiscal year 2002. The table also summarizes compensation of the named executive officers for fiscal years 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                           ---------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                           ---------------------   ---------
                                                                           RESTRICTED
                                 ANNUAL COMPENSATION        OTHER ANNUAL     STOCK       STOCK     LONG-TERM    ALL OTHER
                             ----------------------------   COMPENSATION    AWARD(S)    OPTIONS    INCENTIVE   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    SALARY      BONUS          (1)           (2)       (SHARES)    PAYOUTS        (3)
---------------------------------------------------------------------------------------------------------------------------

A. M. Cutler                 2002   $950,004   $1,745,633     $87,245      $  944,790   112,000    $918,496      $31,497
  Chairman,                  2001    941,670      654,588      14,923         699,100    90,000     317,771       25,579
  Chief Executive Officer    2000    797,940      636,043           0               0   104,553     929,978       39,128
  and President

C. Arnold                    2002   $399,125   $  456,934     $     0      $  204,500    22,000    $326,552      $22,464
  Senior Vice President      2001    384,375      135,780           0         174,775    20,100     126,911       12,099
  and Group Executive --     2000     85,336      150,202           0       4,410,433         0     434,731            0
  Fluid Power

S. M. Buente                 2002   $393,517   $  486,816     $     0      $  204,500    22,000    $294,535      $11,177
  Senior Vice President      2001    359,374      156,282           0         174,775    20,100     132,548       18,297
  and Group Executive --     2000    303,243      140,216           0               0    15,102     169,394       23,504
  Automotive

R. W. Carson                 2002   $418,614   $  515,456     $ 1,054      $  204,500    22,000    $363,468      $28,576
  Senior Vice President      2001    420,121      148,405           0         174,775    20,100     132,715       20,474
  and Group Executive --     2000    383,360      257,489           0               0   104,554           0       23,849
  Cutler-Hammer

J. E. Sweetnam               2002   $373,344   $  438,589     $     0      $  204,500    22,000    $264,079      $19,513
  Senior Vice President      2001    299,879       89,773           0          63,990    17,500      15,864        4,833
  and Group Executive --     2000    249,552       82,597           0               0     9,293      69,917       10,399
  Truck
---------------------------------------------------------------------------------------------------------------------------

(1) Reported in this column is annual compensation representing (i) amounts reimbursed by the Company for the payment of income taxes on certain executive perquisites and (ii) $59,143 in executive perquisites received in 2002, including $37,840 which represents the incremental cost for the personal use of company-owned aircraft by Mr. Cutler. Due to concerns for his personal security, the Board of Directors has directed Mr. Cutler to use the company-owned aircraft for his personal travel.

(2) At year end 2002 the number and value of unvested restricted shares held by each of the named executive officers were as follows: A. M. Cutler, 19,550, $1,527,051; R. W. Carson, 4,500, $351,495; S. M. Buente, 4,500, $351,495; C.
    Arnold, 54,335, $4,244,107 and J. E. Sweetnam, 3,175, $247,999. Value is
    calculated by multiplying the closing price of an Eaton share on that date by the number of restricted shares. The restricted shares awarded to the named executive officers vest over four-year periods except that the restricted shares granted to Mr. Arnold in 2000 vest over five years. The restricted shares granted to Mr. Arnold in 2000 have been adjusted to reflect the spin off of the Company's ownership interest in Axcelis Technologies, Inc. Dividends are paid to the executives with respect to the unvested restricted shares they hold at the same rate and time as dividends are paid on outstanding Company shares generally.

(3) All Other Compensation contains several components. Beginning in 2002, the Eaton Savings Plan permits an employee to contribute from 1% to 5% of his or her salary to the matching portion of the plan. Eaton makes a matching contribution which equals $1.00 for each dollar contributed by the participating employee with respect to the first 3% of his or her salary contributed to the plan and $.50 for each dollar contributed by the participating employee with respect to the next 2% of his or her salary contributed to the plan. Prior to 2002, Company matching contributions ranged between $.25 and $1.00 for each dollar contributed by the participating employee, up to 6% of his or her salary, as determined under a formula based on Eaton's quarterly earnings per share. The amount the Company contributed during 2002 for the named executive officers was as follows: C. Arnold, $6,508; S. M. Buente, $7,801; A. M. Cutler, $7,990; R.
    W. Carson, $7,622 and J. E. Sweetnam, $7,922. The Company maintains plans pursuant to which incentive compensation may be deferred. Earnings on such deferrals which are above rates established by the Internal Revenue Service are disclosed in this table. Those earnings during 2002 for each of the named executive officers were as follows: C. Arnold, $0; S. M. Buente, $0;
    A. M. Cutler, $2,326; R. W. Carson, $0 and J. E. Sweetnam, $0. Under a Company program, each executive officer may acquire an automobile at an approximate cost to the Company for each of the named executive officers for 2002 as follows: C. Arnold, $13,536; S. M. Buente, $0; A. M. Cutler, $13,345; R. W. Carson, $15,790 and J. E. Sweetnam, $8,457. The Company provides certain executives, including the named executive officers, with the opportunity to acquire individual whole-life insurance. The annual premiums paid by the Company during 2002 for each of the named executive officers were as follows: C. Arnold, $2,420; S. M. Buente, $3,376; A. M. Cutler, $7,836; R. W. Carson, $5,164 and J. E. Sweetnam, $3,134. Each executive officer is responsible for paying individual income taxes due with respect to the Company's automobile and insurance programs.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES -- The following table contains information concerning the exercise of stock options during fiscal year 2002 and the value of unexercised stock options at the end of fiscal year 2002 with respect to the named executive officers.

                                                                                    TOTAL VALUE OF
                                                      TOTAL NUMBER OF                UNEXERCISED,
                                                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                       SHARES                             HELD AT                       HELD AT
                     ACQUIRED ON                      FISCAL YEAR END               FISCAL YEAR END
                      EXERCISE       VALUE      ---------------------------   ---------------------------
       NAME              (#)        REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------------------

A. M. Cutler           24,744      $1,178,054     385,759        351,318      $7,476,646     $2,565,519
C. Arnold                   0               0       6,633         35,467          31,374         63,699
S. M. Buente            2,907         124,786      80,328         64,474       1,541,914        432,821
R. W. Carson           15,000         434,522     113,069         56,921       1,225,040        283,508
J. E. Sweetnam         17,875         415,404      24,818         60,118         246,908        116,161
---------------------------------------------------------------------------------------------------------

OPTION GRANTS -- The following table gives information concerning grants of stock options made during fiscal year 2002 to each of the named executive officers. No stock appreciation rights were granted during fiscal year 2002.

                                      INDIVIDUAL GRANTS
                       ------------------------------------------------
                                     PERCENT OF
                                       TOTAL
                        NUMBER OF     OPTIONS                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                       SECURITIES    GRANTED TO                                ANNUAL RATES OF STOCK PRICE
                       UNDERLYING    EMPLOYEES    EXERCISE                    APPRECIATION FOR OPTION TERM
                         OPTIONS     IN FISCAL    OR BASE    EXPIRATION   -------------------------------------
        NAME           GRANTED (#)    YEAR(1)      PRICE        DATE      0%          5%              10%
---------------------------------------------------------------------------------------------------------------

A. M. Cutler             112,000         10%       $81.21     2/26/2012   $0    $    5,730,178   $   14,461,877
C. Arnold                 22,000          2%        81.21     2/26/2012    0         1,125,571        2,840,726
S. M. Buente              22,000          2%        81.21     2/26/2012    0         1,125,571        2,840,726
R. W. Carson              22,000          2%        81.21     2/26/2012    0         1,125,571        2,840,726
J. E. Sweetnam            22,000          2%        81.21     2/26/2012    0         1,125,571        2,840,726
All Shareholders(2)                                                        0     3,621,265,240    9,139,383,701
---------------------------------------------------------------------------------------------------------------

(1) Based on a total of 1,100,723 options granted to all employees. As granted, one-third of the options become exercisable upon each of the first, second and third anniversary of the date of grant.

(2) At the assumed annual rates of stock price appreciation of 0%, 5% and 10%, at a base price of $81.21, the value of all 70,779,954 shares outstanding on January 31, 2003, would increase by the amounts shown. There can be no assurance that the market price of Eaton shares will increase in the future.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS -- The following table gives information regarding long-term incentive plan awards made during fiscal year 2002 to each of the named executive officers.

                                            PERFORMANCE
                                              OR OTHER     ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                             NUMBER OF         PERIOD                 PRICE BASED PLANS
                              SHARES,          UNTIL       ----------------------------------------
                             UNITS OR        MATURATION      THRESHOLD       TARGET       MAXIMUM
          NAME            OTHER RIGHTS(1)    OR PAYOUT       (SHARES)       (SHARES)     (SHARES)
---------------------------------------------------------------------------------------------------
A. M. Cutler                  21,850          4 years          10,925        21,850        43,700
C. Arnold                      5,650          4 years           2,825         5,650        11,300
S. M. Buente                   5,650          4 years           2,825         5,650        11,300
R. W. Carson                   5,650          4 years           2,825         5,650        11,300
J. E. Sweetnam                 5,650          4 years           2,825         5,650        11,300
---------------------------------------------------------------------------------------------------

(1) These units were awarded during 2002 under the Company's long-term incentive plan at a target price per unit of $71.41. The actual, final value of the units will be determined after the completion of the four-year award period based upon the achievement of corporate and individual performance goals. The corporate goals relate to cash flow return on gross capital and growth in earnings per Company common share. Payouts are made in cash, unless the executive has elected to defer receipt of the payment under the Company's long-term deferral plan.

STOCK OWNERSHIP GUIDELINES -- The Company maintains stock ownership guidelines for senior executives for the purpose of aligning their motivations with the interests of the Company's owners and assuring that the individuals principally responsible for the Company's stewardship and growth have a significant personal stake in its progress.

The guidelines call for executives to reach the following levels of Eaton stock ownership over a five-year period:

Chief Executive
  Officer                3-5 times base salary
Other officers           2-4 times base salary
General managers and
  key staff managers     1 time base salary

For purposes of achieving these guideline levels, the following shares are included: Eaton shares owned outright by the executive, Eaton share units credited to the executive's Eaton Savings Plan account, and Eaton share units credited to the executive's deferred compensation accounts.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT -- The Committee, consisting of four independent non-employee directors, met four times in 2002. The Committee has adopted several fundamental compensation policies that have been endorsed by the Board of Directors. It is Committee policy that executive compensation must to a large extent be at risk, in the sense of being dependent on achieving rigorous Company, business unit and individual performance objectives that are designed to enhance shareholder value. It is also Committee policy that executive compensation must be competitive in the employment marketplace in order to allow the Company to attract, motivate and retain highly qualified executives, and that it must fairly reflect, in the judgment of the Committee, accomplishments and responsibilities within the Company.

The administration of the Company's executive compensation is consistent with these policies. This is confirmed by periodic studies of Company and industry practices conducted for the Committee with the assistance of a nationally recognized consulting firm, the results of which are summarized for the Board of Directors. Based on these studies and the consulting firm's recommendations, the Committee has established annual guidelines designed to limit the dilutive effect of the Company's stock option grants. Further, the Committee has adjusted the performance goals under the Company's short-term incentive plan to insure that the performance metrics are aligned with the Company's earnings growth objectives. Sixty-three percent of the 2002 aggregate cash compensation of the executive officers named in the compensation table was based directly on specific financial performance objectives. For 2002, the Committee targeted base salaries at approximately the median range of compensation paid by similar companies included in the survey databases of several nationally recognized compensation consulting firms. The Committee also established short-term and long-term incentive opportunities and stock option grants at approximately the median range, with provisions for larger payments if the Company achieves superior performance and for smaller payments if the Company does not achieve target performance.

Salary -- In setting executive salaries, the Committee uses input from outside sources as noted above and management recommendations for individual adjustments. In judging performance, the Committee typically considers performance against annual plans, accomplishment of other objectives and the financial results of similar companies. The Committee also normally considers factors such as initiative and leadership, as well as time in position, experience, knowledge and level of competitive compensation in the marketplace. Consistently effective individual performance is a threshold requirement for any salary increase. The Committee considers these same factors when preparing its recommendations for base salary adjustments for the Company's Chairman and Chief Executive Officer. Due to the continued depressed end market conditions and the Company's 2001 financial results, the Chairman and Chief Executive Officer requested that he not receive a 2002 base salary increase, and management requested that only those elected officers and key executives whose current salaries were below the market median should be considered for 2002 salary adjustments. The Committee endorsed these requests and, as a result, the Board of Directors approved 2002 salary increases for only a small number of elected officers.

Short-Term Incentives -- Annual performance awards for 2002 were based on individual target opportunities for each executive expressed as a percentage of the participant's base salary. Actual awards are determined by adjusting the target incentive opportunity based on whether the Company has achieved predetermined levels of cash flow return on gross capital employed in the business ("CFR"), earnings per share and business unit performance (for operating managers). Actual awards are also determined by individual performance ratings and Committee discretion. A philosophical cornerstone of short-term incentive compensation is the belief that CFR and earnings per share are easily understood by incentive participants, and that consistently high performance against these measures provides a good statistical correlation with sustained high stock market valuation. No incentive payments are made under the Plan unless the Company achieves the predetermined minimum levels of both CFR and earnings per share. Individual performance ratings take into account factors such as unanticipated challenges and opportunities, actual performance against profit plan, personal objectives, general economic conditions and the performance of other large industrial corporations. Individual ratings emphasize pay for performance, and may result in payments ranging from zero to 150% of the amount otherwise payable. The Committee may adjust the total amount available for payment under the Plan up or down by 20%, and retains the right to pay up to 20% of the normal incentive fund to recognize extraordinary contributions to the Company in a year when awards would not otherwise be payable. The Committee did not exercise this discretion with respect to the 2002 incentive awards. Executives may defer payment of their bonuses. Amounts deferred until retirement earn the greater of share price appreciation and dividend equivalents or 13-week Treasury bill returns. Amounts deferred for shorter periods earn Treasury bill returns.

Long-Term Incentives -- Long-term incentives are granted annually. Their value depends on whether the Company achieves aggressive performance objectives during the four years following a grant. Incentive awards are based upon a combination of CFR, growth in earnings per share and a discretionary assessment of individual performance. The performance objectives are established by the Committee based upon a review with management of the Company's past performance in comparison to that of its peer group companies and the Company's strategic objectives and annual business plans. Individual incentive targets are expressed as phantom share units, and final awards are paid in cash, instead of shares. Final phantom share unit awards are determined based upon Company and individual performance as described above. In light of the significant adverse changes in the global economy in recent years, the Committee determined that the original performance objectives for open award periods (1999-2002, 2000-2003 and 2001-2004) no longer provided effective incentives. The Committee therefore approved separate performance objectives for the remaining years of these periods. The aggregate awards with respect to both the original performance objectives and these separate recovery plan objectives were capped at 100%, 125% and 150%, of the original target incentive opportunities for the periods ending 2002, 2003 and 2004, respectively. For the award period ending in 2002, the Company's performance exceeded the original performance objectives necessary to earn a minimum award, and exceeded the recovery plan performance objectives necessary to earn a maximum award. Aggregate awards were capped at 100%, and were adjusted to reflect individual performance.

Executive officers may defer payment of their awards. At least 50% of any deferrals that will be paid after retirement are converted to share units and earn share price appreciation and dividend equivalents. The balance earns 10-year Treasury note returns plus 300 basis points. Short-term deferrals earn 13-week Treasury bill returns.

Tax Deduction -- Any non-deferred annual compensation of more than $1 million for the Company's Chief Executive Officer and each of its four other most highly-compensated officers is not tax deductible unless paid pursuant to formula-driven, performance-based arrangements that preclude Committee discretion to adjust compensation after the beginning of the period in which the compensation is earned. The Committee attempts to preserve deductibility by encouraging deferrals of otherwise non-deductible payments.

Equity Compensation -- Stock options align the interests of the Company's officers and other executives with those of its shareholders by having a significant component of their compensation tied directly to increases in shareholder value. All officers and key executives of the Company are expected to hold a multiple of from one to five times their base salary in Company shares depending on their level in the organization and the Committee periodically reviews the progress of individual executives toward their ownership goals. Options typically have been granted annually, have an exercise price equal to the fair market value of the shares on the date of the grant and, to encourage a long-term perspective, have an exercise period of ten years. The Company does not reprice stock options after they have been granted and does not grant stock appreciation rights. The Committee has adopted guidelines that limit the Company's regular total stock option grants, during any five-year period, to a maximum of 10% of the Company's outstanding shares.

When circumstances warrant, the Company does make occasional grants of restricted stock to selected elected officers or other executives. No more than 10% of the total number of shares authorized for delivery under the 2002 Stock Plan may be granted as restricted shares, performance shares, stock appreciation rights or other share awards (other than stock options). In addition, no more than 5% of the total number of shares authorized for delivery under the plan may be granted as restricted shares, performance shares, stock appreciation rights or other share-based awards (other than stock options) which vest within less than one year after the date of grant. With respect to such awards in excess of 5% of the total number of authorized shares, the vesting period must exceed one year, with no more than one third of those shares becoming vested at the end of each of the twelve-month periods following the date of grant.

Chief Executive Officer Compensation -- The 2002 compensation for Mr. Cutler was earned pursuant to the arrangements described above.

Due to the very difficult business environment throughout the past year, Mr. Cutler recommended to the Committee that he not be considered for a base salary adjustment in 2002. The Committee endorsed this recommendation and the Board of Directors approved it.

Mr. Cutler's 2002 short-term incentive payout reflected the award formula of the Company's incentive compensation plan, which was based on the Company's financial performance, as measured by CFR and earnings per share compared to the targets set by the Committee for 2002. Consistent with the Plan's design, the Committee evaluated the performance of Mr. Cutler, and his final award reflects his individual rating. In establishing that rating, the Committee took into account Mr. Cutler's leadership in developing and implementing the Eaton Business System, achieving profit plan goals, strengthening the balance sheet, outgrowing end markets, continuing to implement cost reduction measures, completing the two-year comprehensive corporate wide restructuring program, acquiring two businesses to supplement the Fluid Power Group, divesting a non-strategic business, reassessing and strengthening corporate governance procedures, recruiting and developing an outstanding leadership team, continuing success in improving the Company's diversity profile, implementing a new retirement income strategy and communicating the Company's vision as a premier diversified industrial company.

Mr. Cutler's earned payouts from the long-term incentive plans for the periods ending in 2002 were based upon the Company's CFR and cumulative earnings per share performance as described above, and upon Mr. Cutler's personal performance over that period. His grants of stock options, restricted stock and long-term incentives were based on the factors described in earlier sections of this report. Mr. Cutler's 2002 long-term incentive plan, restricted stock and stock option grants compared appropriately with the median of long-term grants made to Chief Executive Officers by large industrial competitors.

Respectfully submitted to the Company's shareholders by the Compensation and Organization Committee of the Board of Directors.

Gary L. Tooker, Chairman
Michael J. Critelli
Ernie Green
Ned C. Lautenbach

COMPANY STOCK PERFORMANCE -- The following graph compares the cumulative total return for Eaton common shares with its peer companies and two indexes, the S&P 1500 Industrial Machinery and the S&P 500. The peer group is the same as used in 2002, consisting of: ArvinMeritor, Inc., Borg Warner Automotive, Inc., Cooper Industries, Inc., Cummins Engine Company, Inc., Dana Corporation, Emerson Electric Co., Honeywell International, Inc., Hubbell, Inc., Johnson Controls, Inc., Navistar International Corporation, PACCAR Inc., Parker-Hannifin Corporation, Rockwell Automation, Inc., SPX Corporation, TRW Inc., and Thomas & Betts Corporation.

In an effort to provide the best comparison and to preclude peer group revisions due to changes in strategy or acquisition and divestiture activities (e.g., Northrop Grumman's acquisition of TRW), the Company has evaluated the use of commercially available indexes. These evaluations have shown that the S&P 1500 Industrial Machinery index is a more appropriate benchmark for comparisons than the peer group. Therefore, in the future this index will be used in place of the peer group. Both indexes are displayed in the graph.

                                               PEERS            S&P 1500 IND MACH            EATON                 S&P 500
                                               -----            -----------------            -----                 -------
1997                                           100.00                 100.00                 100.00                 100.00
1998                                           103.00                  92.00                  81.00                 129.00
1999                                           113.00                 103.00                  85.00                 156.00
2000                                           113.00                  97.00                  90.00                 141.00
2001                                           103.00                 105.00                 105.00                 125.00
2002                                            97.00                  98.00                 113.00                  97.00

Assumes $100 invested on December 31, 1997 in Eaton common shares, stock of the peer companies, the S&P 1500 Industrial Machinery index and the S&P 500 index. Total return assumes that all dividends are reinvested when received. The returns of each company in the group of peer companies are weighted based on the relative stock market capitalization of those companies at the beginning of the measurement period.

RETIREMENT PLANS -- The following table shows the annual normal retirement benefits payable to officers and other employees of the Company under the Company's retirement plans upon retirement at age 65 at the compensation levels and years of service specified. The table assumes retirement under the standard post-retirement single life annuity option. Under the standard post-retirement surviving spouse option, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. The benefit for an employee electing that option whose spouse is three years younger would be approximately 11% less than the amounts shown in the table.

                               PENSION PLAN TABLE

                              ANNUAL NORMAL RETIREMENT BENEFITS PURSUANT TO STANDARD
   AVERAGE FINAL        SINGLE LIFE ANNUITY OPTION FOR YEARS OF CREDITED SERVICE INDICATED
      ANNUAL          -----------------------------------------------------------------------
   COMPENSATION       15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS     40 YEARS
=============================================================================================
       300,000        $ 64,709    $ 86,279    $107,849    $129,418    $150,988    $  172,558
       400,000          87,209     116,279     145,349     174,418     203,488       232,558
       500,000         109,709     146,279     182,849     219,418     255,988       292,558
       600,000         132,209     176,279     220,349     264,418     308,488       352,558
       700,000         154,709     206,279     257,849     309,418     360,988       412,558
       800,000         177,209     236,279     295,349     354,418     413,488       472,558
       900,000         199,709     266,279     332,849     399,418     465,988       532,558
     1,000,000         222,209     296,279     370,349     444,418     518,488       592,558
     1,100,000         244,709     326,279     407,849     489,418     570,988       652,558
     1,200,000         267,209     356,279     445,349     534,418     623,488       712,558
     1,300,000         289,709     386,279     482,849     579,418     675,988       772,558
     1,400,000         312,209     416,279     520,349     624,418     728,488       832,558
     1,500,000         334,709     446,279     557,849     669,418     780,988       892,558
     1,600,000         357,209     476,279     595,349     714,418     833,488       952,558
     1,700,000         379,709     506,279     632,849     759,418     885,988     1,012,558
     1,800,000         402,209     536,279     670,349     804,418     938,488     1,072,558
     1,900,000         424,709     566,279     707,849     849,418     990,988     1,132,558

The information contained in the preceding table is based on the assumption that the retirement plans will be continued in their present form.

Annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($37,212 for 2002 retirements) plus 1 1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee's years of credited service.

An employee's average final annual compensation is the average annual amount of his or her total compensation (which includes salary and bonus as so identified in the Summary Compensation Table on page 13) for service during the five consecutive years within the last ten years of employment for which the employee's total compensation was greatest. Years of credited service means the number of years of employment between age 21 and retirement, with a maximum of 44 years. As of January 31, 2002, the number of years of credited service for each of the individuals named in the Summary Compensation Table on page 12 was as follows: A. M. Cutler, 27.4; C. Arnold, 2.3; R. W. Carson, 4; S. M. Buente, 26.3; J. E. Sweetnam, 5.2.
                                ---------------

Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized the payment from Eaton's general funds of any benefits calculated under the provisions of the applicable retirement plan which may exceed those limits. The present value of these benefits will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors.
                                ---------------

The Board of Directors has adopted a plan which provides supplemental annual retirement income to certain executives who do not have the opportunity to accumulate significant credited service with Eaton, provided that they retire at age 55 or older and have at least five years of service with Eaton. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive's average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above as well as retirement plans maintained by the executive's previous employers). The percentage of average final annual compensation used for this purpose depends upon an executive's age and years of service at retirement. The percentage ranges from 20% (for retirements at age 55 with less than 15 years of service) to 45% (for retirements at age 65 with 15 years or more of service). Under the plan, the present value of payments will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors. Currently, it is expected that nine officers would receive a benefit under the plan, including C. Arnold, R. W. Carson and J. E. Sweetnam, who are named in the Summary Compensation Table on page 13. The estimated annual benefits payable under this plan are $85,208 to Mr. Arnold, $216,272 to Mr. Carson and $89,116 to Mr. Sweetnam, based on the assumption that they retire at age 65 and their base salary and target incentive compensation increases at 4% per annum.
                                ---------------

The Company has entered into agreements with its officers, including those named in the Summary Compensation Table on page 13, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. The purpose of these agreements is to assure continued dedication, and to diminish the inevitable distraction caused by personal uncertainties and risks, in the event of a corporate change of control.

The agreements provide that each officer, for three years following a change of control, will have duties, salary, bonus, fringe benefits and opportunities for savings, incentive earnings and retirement compensation no less favorable than was previously the case. If the Company were to terminate an officer's employment during this three-year period for reasons other than cause or disability, or if the officer were to terminate employment because of changed circumstances, then the officer would be entitled to receive certain amounts and benefits under these agreements. These amounts and benefits would include (i) long-term incentive compensation reflective of the portion of the award periods completed prior to termination, (ii) salary and bonus multiplied by three (or any lesser number of years and portions thereof until age 65), and (iii) continuation of medical, life insurance and other welfare benefits for two years (or any lesser number of years and portions thereof until age 65), subject to reduction for comparable benefits received in any subsequent employment. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be "excess parachute payments" under the Internal Revenue Code.

The agreements provide that, upon the occurrence of a proposed change of control, the Company would deposit in trust a cash amount sufficient to provide the benefits and payments to which the officers would be entitled under the agreements upon a change of control and termination of employment. The agreements also provide that the Company would reimburse the officers for any costs incurred to enforce the agreements.
                                ---------------

Certain grantor trusts established by the Company hold approximately $1 million of marketable securities and 608,603 Company shares in order to provide for a portion of the Company's deferred compensation obligations. The trust assets, which are subject to the claims of the Company's creditors, will be used to pay those obligations in proportion to trust funding. The trusts provide for full funding upon a change in control of the Company and for accelerated lump sum or installment payments upon a failure by the Company to pay amounts due under the plans or upon a termination of employment in the context of a change in control.

2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the accounting firm of Ernst & Young LLP as independent auditors to conduct the annual audit of Eaton's books and records for 2003. The submittal of this matter to the shareholders at the annual meeting is not required by law or by Eaton's Amended Regulations. It is nevertheless being submitted to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the outstanding shares, the Audit Committee intends to reconsider its appointment of Ernst & Young LLP as independent auditors.

A representative of Ernst & Young LLP will be present at the annual meeting to answer any questions concerning the independent auditors' areas of responsibility.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

3. OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

OWNERSHIP OF OUTSTANDING VOTING SHARES -- Set forth below is certain information concerning persons who are known by Eaton to have reported owning beneficially more than 5% of the Company's common shares as of the most recent practicable date.

                         TITLE OF CLASS: COMMON SHARES

   NAME AND ADDRESS OF      NUMBER        PERCENT
    BENEFICIAL OWNER       OF SHARES      OF CLASS
--------------------------------------------------
FMR Corp.                  7,935,127(1)   11.255%
82 Devonshire Street
Boston, MA 02109

Vanguard Windsor Funds     3,880,500(2)     5.50%
100 Vanguard Blvd.
Malvern, PA 19355

Wellington Management      4,227,500(3)     5.88%
  Company, LLP
75 State Street
Boston, Massachusetts 02109
--------------------------------------------------

(1) FMR Corp. has filed with the Securities and Exchange Commission a Schedule 13G dated February 13, 2003, which reports the beneficial ownership of 7,935,127 common shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, FMR Corp. and such affiliated entities and individuals have sole voting power with respect to 779,837 shares and sole power to dispose or to direct the disposition of 7,935,127 common shares.

(2) The Vanguard Group, on behalf of the Vanguard Windsor Fund, has filed with the Securities and Exchange Commission a Schedule 13G dated February 13, 2003, which reports the beneficial ownership of 3,880,500 common shares by it and certain affiliated entities and individuals. As reported in the
    Schedule 13G, Vanguard Windsor Fund and such affiliated entities and individuals have sole voting power with respect to 3,880,500 shares and shared power to dispose or to direct the disposition of 3,880,500 common shares.

(3) Wellington Management Company, LLP has filed with the Securities and Exchange Commission a Schedule 13G dated February 14, 2003, which reports the beneficial ownership of 4,227,500 common shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, Wellington Management Company, LLP and such affiliated entities and individuals have shared voting power with respect to 209,600 common shares and shared power to dispose or to direct the disposition of 4,227,500 common shares.

The following table shows the beneficial ownership, reported to the Company as of January 31, 2003, of Company common shares by each director and nominee, each executive officer named in the Summary Compensation Table on page 13 and all of those individuals and all other officers as a group and also sets forth the number of share units held under various deferred compensation plans. Gregory R. Page and Kiran M. Patel, both nominated by the Board on February 26, own 500 shares and 750 shares, respectively.

                         TITLE OF CLASS: COMMON SHARES

            NAME OF                NUMBER         PERCENT                       TOTAL NUMBER OF
          BENEFICIAL              OF SHARES          OF         DEFERRED           SHARES AND
             OWNER               OWNED(1,2)       CLASS(3)   SHARE UNITS(4)   DEFERRED SHARE UNITS
--------------------------------------------------------------------------------------------------

C. Arnold                            75,059(5)      --            1,456               76,515
S. M. Buente                        108,426(5)      --           16,301              124,727
R. W. Carson                        145,713(5)      --           10,559              156,272
M. J. Critelli                       15,231         --               --               15,231
A. M. Cutler                        531,130(5,6)    --          103,896              635,026
E. Green                             19,028         --            1,954               20,982
N. C. Lautenbach                     18,289         --            5,299               23,588
D. L. McCoy                          11,756         --            2,702               14,458
J. R. Miller                         23,028         --               --               23,028
F. C. Moseley                        30,128(6)      --            3,112               33,240
V. A. Pelson                         20,528(6)      --            4,134               24,662
J. E. Sweetnam                       45,719(5)      --            4,355               50,074
G. L. Tooker                         21,528(6)      --            2,330               23,858
Directors, Nominees and
  Executive Officers as a group
  of 23                           1,519,891         --          216,953            1,736,844
--------------------------------------------------------------------------------------------------

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2) Includes shares which the person has the right to acquire within 60 days after January 31, 2003 upon the exercise of outstanding stock options as follows: C. Arnold, 20,526; S.M. Buente, 97,698; R.W. Carson, 134,862; A.M.
    Cutler, 472,168; J.E. Sweetnam, 37,712; and all directors, nominees and executive officers as a group, 1,289,524 shares.

(3) Each of the individuals listed holds less than 1% of outstanding common shares.

(4) For descriptions of these units, see pages 11 and 16.

(5) Includes shares held under the Eaton Savings Plan as of January 31, 2003.

(6) Includes shares held jointly or in other capacities, such as by trust.

Employee benefit plans of the Company and its subsidiaries on January 31, 2003 held 6,443,115 common shares for the benefit of participating employees, or approximately 9.1% of common shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE -- Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that its directors and officers complied fully with all such filing requirements with respect to 2002, with the exception that, due to an oversight by the Company's administrative staff, R.W. Carson had one late report of two exercises of employee stock options and related open market sale transactions.

FUTURE SHAREHOLDER PROPOSALS -- Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 2004 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, before November 14, 2003.

By order of the Board of Directors

/s/ Earl R. Franklin

Earl R. Franklin
Vice President and
Secretary

March 14, 2003

                                   APPENDIX A

                           CHARTER OF AUDIT COMMITTEE

The Audit Committee shall be responsible to assist the Board of Directors in overseeing (1) the integrity of the Company's financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company's independent auditor, (3) the performance of the Company's internal auditors and (4) the Company's compliance with legal and regulatory requirements.

The Audit Committee shall be comprised of at least three Directors recommended by the Governance Committee or by a majority of the independent members of the Board and appointed by the Board. Each Committee member shall meet the independence requirements, and all Committee members collectively shall meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and rules adopted thereunder by the Securities and Exchange Commission. No Committee member shall concurrently serve on the audit committees of more than two other publicly-held companies. Members of the Audit Committee may be removed at any time by the Board of Directors upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Committee shall exercise sole authority to appoint, terminate and compensate the independent auditor, which shall report directly to the Committee.

The Audit Committee shall have the authority to retain and terminate special legal, accounting or other consultants to advise the Committee. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants, who will report directly to the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Company shall provide appropriate funding to the Audit Committee to compensate the auditors and any advisors to the Committee.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall make regular reports to the Board concerning the Committee's actions, conclusions and recommendations.

The Audit Committee shall:

 1. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

 2. Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Committee shall be responsible to resolve any disagreements between the independent auditor and the Company's management.

 3. Non-audit engagements with the independent auditor shall exclude in any event non-audit services prohibited by law.

 4. At least annually, obtain and review a report by the independent auditor delineating all relationships between the independent auditor and the Company, consider the compatibility of the independent auditor's non-audit services (if any) with its independence and take appropriate action to satisfy itself of the independence of the independent auditor.

 5. At least annually, obtain and review a report by the independent auditor describing the following: (a) the independent auditor's internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

 6. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor. The evaluation shall include a review and evaluation of the performance of the independent auditor's lead partner. The lead partner and the audit partner responsible for reviewing the Company's audit shall be rotated off the Company's audit at least once every five years, or any time that the Audit Committee may determine. The Committee also shall consider whether, in order to assure continuing auditor independence, it is appropriate to rotate the independent auditor.

 7. Set clear hiring policies for employees or former employees of the independent auditor that comply with the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange.

 8. Review the annual audited financial statements with management and the independent auditor before publication, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the financial statements, and recommend to the Board whether the financial statements should be included in the annual report to shareholders and annual report on Form 10-K. The Committee's review shall include a discussion of the disclosures to be made by the Company under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K report.

 9. Review analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements.

10. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of each Form 10-Q report. This review shall include a discussion of the type of information to be disclosed in the Company's earnings press release. The Committee's review also shall include a discussion of the disclosures to be made by the Company under "Management's

    Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-Q report.

11. Review and discuss quarterly reports by the independent auditor on:

    (a) all critical accounting policies and practices to be used;

    (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

    (c) other material written communications between the independent auditor and the Company's management, such as a management letter or schedule of unadjusted differences.

12. Review material changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

13. Discuss with the independent auditor any matters raised by the independent auditor under generally accepted auditing standards relating to the conduct of the Company's annual audit and quarterly reviews, including the independent auditor's judgment about the quality of the Company's accounting principles as applied in its financial reporting.

14. Review with the independent auditor any problems or difficulties the independent auditor may have encountered in the annual audit.

15. Review with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements.

16. Meet periodically with management to review the Company's material financial risk exposures and the steps management has taken to monitor and control such exposures.

17. Review the report of the Director -- Audits on internal controls and internal audit results.

18. Review and approve the appointment and any replacement of the Company's Director -- Audits.

19. Meet with the Director -- Audits and independent auditor prior to the Company's annual audit to review the scope, planning and staffing of the audit.

20. Review disclosures by the chief executive officer and chief financial officer during their certification process for Form 10-K and Form 10-Q reports in regard to any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

21. Discuss the types of information to be disclosed in earnings guidance to analysts and others, and the type of presentation to be made to rating agencies, with the understanding that the Committee need not discuss in advance each instance in which the Company may provide earnings guidance.

22. Meet several times per year with the Company's chief financial officer, Director -- Audits and independent auditor in separate executive sessions.

23. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

24. Assure that performance evaluations of the Audit Committee are conducted regularly.

While the Audit Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These instead shall be the responsibility of management and the independent auditor.

POLICIES ADOPTED IN 2002 BY THE AUDIT COMMITTEE OR BY THE BOARD OF DIRECTORS UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE

Upon the recommendation of the Audit Committee, the Board of Directors on July 24, 2002 adopted a policy regarding the Company's not hiring personnel of the Company's independent auditors. The purpose of the policy is to help assure the independence of those personnel. In summary, the policy provides: (A) the Company will not hire in any capacity an individual who has served as an engagement audit partner, tax partner, senior manager or manager of the independent auditors and who has worked on the Company's audit during the previous two years and (B) the Company will not hire in the capacity of Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, or an equivalent position, an individual who has been a partner, manager or employee of the Company's independent auditors during the previous five years. Any exceptions to this policy must be approved by the Audit Committee on the grounds that an exception is in the best interests of the Company and its shareholders.
                                ---------------

The Audit Committee on October 22, 2002 adopted a policy that the Committee shall approve all non-audit services to be provided by the Company's independent auditors and that in no event shall the independent auditors provide any of the nine types of non-audit services that are prohibited by the Sarbanes-Oxley Act of 2002.

                                   APPENDIX B

                                   CHARTER OF
                    COMPENSATION AND ORGANIZATION COMMITTEE

The Compensation and Organization Committee shall be comprised of at least three Directors, all of whom meet the independence requirements of the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board of Directors upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board of Directors at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Compensation and Organization Committee shall have the following responsibilities:

 1. Annually evaluate the performance of the Chairman and Chief Executive Officer, taking into account input from all outside Directors, and review the performance evaluations of the other elected officers of the Company;

 2. Maintain and periodically review a succession plan for key officer positions of the Company, including the positions of Chairman and Chief Executive Officer and Chief Operating Officer;

 3. Recommend to the Board the individual who should assume the position of Chairman and Chief Executive Officer if that position becomes vacant due to unforeseen circumstances;

 4. Annually review the aggregate amount of awards to be made under the Executive Incentive Compensation Plan and adjust that amount as the Committee deems appropriate within the terms of the Plan;

 5. Establish performance objectives under the Company's long-term incentive compensation plans and determine the attainment of such performance objectives;

 6. Annually recommend to the Board the salary of each elected officer of the Company;

 7. Annually review the awards to be made to the elected officers under the Executive Incentive Compensation Plan;

 8. Annually review the awards to be made to the elected officers under the Company's long-term incentive compensation plans;

 9. Administer the Company's stock plans and periodically approve grants of stock options and other equity-based awards to Company employees;

10. In determining the compensation of the Chairman and Chief Executive Officer, the Committee shall (a) review and approve corporate goals and objectives that the Committee deems to be relevant to Chairman and Chief Executive Officer compensation, (b) evaluate the Chairman and Chief Executive Officer's performance in light of those goals and objectives and (c) set the Chairman and Chief Executive Officer's compensation level based on that evaluation.

11. Review proposed organization or responsibility changes at the officer level;

12. Periodically review all of the Company's compensation and perquisite practices for employees who are key to the Company's business to confirm that such practices remain equitable and competitive;

13. Establish such share ownership retention guidelines for Company officers and other executives as the Committee may deem appropriate and monitor the administration of those guidelines;

14. Review (a) proposed new employee benefit plans for very large employee populations, (b) material changes to the basic conceptual direction of any such existing plans, (c) changes to such plans that would substantially increase or decrease benefits for officers in any manner that is not generally similar for all participants and is therefore disproportionate,
    (d) proposed new employee benefit plans that are material and primarily for the benefit of employees who are key to the Company's business, (e) equity compensation plans which, under the New York Stock Exchange listing standards, are subject to shareholder approval and (f) changes to any such existing plans that would substantially increase or decrease the benefits provided by those plans;

15. Prepare an annual report for the Company's proxy statement regarding executive compensation, as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange;

16. Periodically report to the Board concerning the Committee's actions, conclusions and recommendations; and

17. Assure that performance evaluations of the Committee are conducted regularly.

The Compensation and Organization Committee shall have the authority to retain and terminate compensation consultants and other advisors to advise the Committee in the evaluation of compensation for the Chairman and Chief Executive Officer and other officers or on other matters. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants or other advisors, who will be directly responsible to the Committee.

                                   APPENDIX C

                          CHARTER OF FINANCE COMMITTEE

The Finance Committee shall be comprised of at least three Directors, all of whom qualify as "independent" under the standards adopted by the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Finance Committee shall have the following responsibilities:

 1. Periodically review the financial condition of the Company, including its total financial resources, strengths and capabilities, and recommend financial policies to the Board of Directors;

 2. Analyze Company policy with respect to its debt-equity relationship and make recommendations to the Board with respect thereto;

 3. Review the Company's dividend policy and make recommendations to the Board with respect thereto;

 4. Review the Company's cash flow, including its total capital expenditure program, working capital changes and other current and anticipated financial requirements;

 5. Review proposals for share issuances and repurchases;

 6. Review proposals for long- and short-term debt financing;

 7. Review the Company's risk management program and its adequacy to safeguard the Company against extraordinary liabilities and losses;

 8. Periodically meet with, and review the performance of, the Pension Investment Committee, the Pension Administration

    Committee and any other fiduciaries that the Board may appoint with respect to the Company's pension and other retirement income plans (including employee share purchase or similar plans);

 9. Annually review the key assumptions used to calculate annual pension expense, including the assumed long-term return on pension plan assets and the discount rate used to determine the present value of pension plan liabilities;

10. Periodically report to the Board concerning the Committee's actions, conclusions and recommendations;

11. Assure that performance evaluations of the Finance Committee are conducted regularly.

The Finance Committee shall have the authority to retain and terminate consultants and other advisors to advise the Committee in the performance of its responsibilities. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants and other advisors, who will report directly to the Committee.

                                   APPENDIX D

                        CHARTER OF GOVERNANCE COMMITTEE

The Governance Committee shall be comprised of at least three Directors, all of whom meet the independence requirements of the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Governance Committee shall have the following responsibilities:

 1. Recommend to the Board improvements in the Company's processes of corporate governance, including proposed changes in the Board Governance Policies.

 2. Advise the Board on changes in the size and composition of the Board.

 3. Make recommendations to the Board regarding the structure and responsibilities of Board Committees, and annually submit to the Board candidates to be appointed members and chairman of each standing Committee.

 4. In consultation with the Chairman and Chief Executive Officer, identify and recommend to the Board candidates for Board membership, based on the criteria for Board membership listed in the Board Governance Policies.

 5. Recommend to the Board individuals to be nominated for election or re-election to the Board, taking into account input from all Directors.

 6. Oversee the orientation of new Directors and continuing education for all Directors relating to their roles and responsibilities as members of the Board and its Committees. In regard to continuing education, the Committee will provide guidance and monitor the process.

 7. Recommend to the Board compensation of non-employee Directors.

 8. Administer the Board's policy on Director retirements and resignations.

 9. Administer the Directors' stock ownership guidelines.

10. Recommend to the Board guidelines and procedures to be used by the Directors to evaluate the Board's performance.

11. Provide oversight regarding significant public policy issues with respect to the Company's relationships with shareholders, employees, customers, competitors, suppliers and the communities in which it operates, including the following areas:

    (a) Ethics compliance

    (b) Environmental, health and safety issues

    (c) Diversity and equal employment opportunity

    (d) Community relations

    (e) Government relations

    (f)  Charitable contributions

    (g) Shareholder and investor relations, including recommended responses to shareholder proposals

    (h) Eaton Philosophy of Excellence through People

12. Review the Company's Code of Ethics, including its programs to promote ethical and legal conduct, to facilitate anonymous reporting of violations and to assure protection of employees who report violations in good faith.

13. Periodically report to the Board concerning the Committee's actions, conclusions and recommendations.

14. Assure that performance evaluations of the Governance Committee are conducted regularly.

The Governance Committee shall have the authority to retain and terminate consultants and other advisors to advise the Committee in the performance of its responsibilities, including search firms to be used to identify Director candidates and compensation consultants to assist in the evaluation of Director compensation. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants and other advisors, who will report directly to the Committee.

POLICIES ADOPTED IN 2002 BY THE BOARD OF DIRECTORS UPON THE RECOMMENDATION OF THE GOVERNANCE COMMITTEE

Upon the recommendation of the Governance Committee, the Board of Directors on July 24, 2002 adopted a policy regarding any business transactions between the Company and other businesses in which its non-employee Directors are executive officers or major shareholders. The purpose of the policy is to assure that all such transactions are undertaken strictly upon an objective assessment of the economic value of the transactions to each party, and not because of personal relationships between the Director and the Company or its executives. The policy provides, in effect, that in any business transactions between the Company and such other businesses, there shall be no direct communication between the Director and any Company personnel and no direct communication between the Company's Chief Executive Officer and any employees of the Director's business. The policy further provides that, if a proposed transaction is "potentially significant" to either the Company or the Director's business, or if the Director's independence may be compromised (or appear to be compromised), the Chairman of the Company's Governance Committee shall be so informed.
                                ---------------

Upon the recommendation of the Governance Committee, the Board of Directors on October 23, 2002 adopted a policy that all non-employee Directors shall be "independent" according to the standards set forth in the policy. Those standards are essentially the same as the standards contained in Items #2 and #6 (including the commentary thereunder) of the proposed New York Stock Exchange listing standards. The purpose of this policy is to assure the independence of the Company's non-employee Directors.

                                   APPENDIX E

                               EATON CORPORATION
                     BOARD OF DIRECTORS GOVERNANCE POLICIES

I. BOARD ORGANIZATION AND COMPOSITION

A. Size and Structure of Board. The size of the Board should be in the range of 8-15. No more than two Directors should be employees of the Company. The Board believes that it is desirable for the Company's Board to be divided into three approximately equal classes, one of which is elected each year, since this structure assures continuity and has worked well historically.

B. Director Independence. Except for Directors who are Company employees, all Directors should be independent. A Director will be considered independent if the Director meets the criteria set forth in the independence standards of the New York Stock Exchange or is otherwise determined by the Board to be independent, as is permitted by those standards, based upon a review of the Director's individual circumstances.

C. Director Tenure. Each Director is elected for a three-year term. There is no limit to the number of terms a Director may serve. However, the Company's retirement policy calls for each outside Director to retire at the Annual Shareholders Meeting following the Director's 68th birthday and for each inside Director to retire from the Board when he or she retires as an employee, no later than the Director's 65th birthday. The Chairman and Chief Executive Officer should not continue on the Board after retiring as an employee. Directors who retire from their employment or who otherwise significantly change the position they held when initially elected to the Board should not necessarily leave the Board. However, the Board will review the continued appropriateness of Board membership under these new circumstances.

D. Membership on Other Boards. Each Director is responsible to notify the Chairman of the Governance Committee before accepting invitations to join other Boards of Directors. One purpose of this policy is to avoid actual or potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal advice will be obtained as necessary. Another purpose of this policy is to insure that Directors do not have an excessive number of Board assignments that would put the Directors' effectiveness at risk.

E. New Directors. Director candidates will be selected on the basis of their ability to make contributions to the Board of Directors and to the Company's governance activities. Among the most salient strengths to be considered are personal ability, character, intelligence, relevant business background, expertise in areas of importance to the Company's objectives, and a sensitivity to the Company's corporate responsibilities. The initial screening of Director candidates is conducted by the Chairman of the Governance Committee in consultation with the Chairman and Chief Executive Officer. The Governance Committee then identifies the recommended candidate for possible approval by the Board of Directors.

F. Combining the Positions of Chairman and Chief Executive Officer. It is the Board's policy that the positions of Chairman of the Board and Chief Executive Officer should be held by the same person. The Board believes that this practice provides the most efficient and effective leadership model for the Company.

G. No Lead Director. The Board believes that designating a lead Director is not necessary or appropriate for the best interests of the Company and its shareholders unless the Chairman and Chief Executive Officer is absent, and then only for the duration of his or her absence.

II. COMMITTEE COMPOSITION AND LEADERSHIP

A. Membership of Committees. All Board Committees are comprised entirely of outside independent Directors, except for the Executive Committee, which is chaired by the Chairman and Chief Executive Officer.

B. Rotation of Committee Memberships and Chairs. In order to assure that each Director has a broad exposure to the work of the various Board Committees, and at the same time to provide for continuity in the membership of each Committee, the Board has adopted the practice of rotating each outside Director's Committee assignments approximately every three to five years, except that, for continuity, Committee

Chairs normally continue on their Committees somewhat longer than five years, at the discretion of the Board. The Director who will become the Chair of a Committee should be selected from among the current members of the Committee and should be designated at least one year in advance in order to permit adequate preparation time and a smooth transition.

C. Committee Descriptions. There are five standing Committees of the Board: the Audit Committee, Compensation and Organization Committee, Executive Committee, Finance Committee and Governance Committee. The responsibilities and membership of these Committees are described in the Company's annual proxy statement.

III. PERFORMANCE ASSESSMENT

A. Board Assessment. The Board conducts a self-assessment of its performance every year.

B. Committee Assessment. The performance of the Audit, Compensation and Organization, Finance and Governance Committees is also assessed regularly.

C. Chairman and Chief Executive Officer Performance Assessment. The performance of the Chairman and Chief Executive Officer is assessed annually by the Compensation and Organization Committee, taking into account input from all outside Directors. The results of the assessment are reviewed with the Chairman and Chief Executive Officer by the Chair of the Compensation and Organization Committee.

D. Senior Management Performance Assessment. One of the most important responsibilities of the Board is to assure that the Company's senior management is well qualified to conduct the Company's business affairs. The Board has delegated to the Chairman and Chief Executive Officer the responsibility to assess the performance of the senior management team. The Chairman and Chief Executive Officer, then, reports annually to the Board, giving his assessment of each officer's performance and his thoughts on succession planning. The Board of Directors takes these thoughts into account in its evaluation and direction of succession planning, especially in regard to the position of Chief Executive Officer.

IV. OPERATION OF THE BOARD AND COMMITTEES

A. Agendas and Background Information. The Agenda for each meeting of the Board and Committees should be sent to the Directors or Committee members in advance, along with background information on important subjects. Any Board or Committee member may ask that an item be added to the Agenda.

B. Access to Management. Directors should request from management, or any other sources they may desire, information that they consider helpful in the performance of their duties.

C. Executive Sessions. At each Board meeting, the Board holds an executive session, in which only the Directors are present. The outside Directors also meet in executive session at least quarterly or more frequently if recommended by the Governance Committee or if desired by the outside Directors, without the Chairman and Chief Executive Officer or other inside Directors present, to discuss whatever topics they may deem appropriate. These executive sessions are chaired on a rotating basis by the outside Directors who chair the Board Committees.

D. Board Meetings on Strategic Planning. The Board devotes one extended meeting per year to strategic planning, along with portions of additional meetings throughout the year. Company performance is to be measured in terms of the Company's strategic objectives and its relative performance among its peers.

E. Concurrent Committee Meetings. Because of scheduling constraints, certain meetings of Board Committees are held concurrently, although doing so requires the inside Directors to be absent from certain Committee meetings.

F. Minutes. Minutes of all Committee meetings are sent to all Directors for their information in advance of the following Board meeting, together with the minutes of the prior Board meeting.

G. Company Spokesperson. The Board of Directors has delegated to the Chairman and Chief Executive Officer, or his designees, the responsibility to serve as Company spokesperson.

H. Orientation for New Directors. An orientation process has been developed for new Directors, including background briefings by the Chairman and Chief Executive Officer, other senior officers and the Secretary.

I. Continuing Education for Directors. All Directors are encouraged to obtain continuing education relating to their roles and responsibilities as members of the Board and its Committees. The Governance Committee provides guidance and monitors the continuing education process.

V. COMPENSATION OF OUTSIDE DIRECTORS

A. Regular Reviews of Compensation. Regularly scheduled reviews of outside Director compensation are conducted by the Governance Committee to assure that the compensation remains competitive and appropriate. In this way, compensation reviews are not specially scheduled at management's initiative.

B. Pensions. In 1996, the Company's pension plan for outside Directors was discontinued as to newly-elected outside Directors. Those first elected in 1996 or later are not eligible to receive pension payments after retiring from the Board. However, each of the Directors is encouraged to take advantage of the opportunity under the 1996 Director Deferral Plan to defer Director fees into shares of the Company, which are issued to the Director following retirement from the Board.

C. Stock Options. Upon election each outside Director receives stock options for 5,000 common shares of the Company, exercisable at the market price of the shares on the date of grant. Thereafter, each outside Director annually receives stock options for a number of additional shares, with a market value on the date of grant equal to four times the outside Directors' annual retainer. These options also are exercisable at the market price of the shares on the date of grant.

D. Share Ownership Guidelines. The Board has adopted guidelines calling for each outside Director to acquire within five years a number of Company shares with a market value equal to three times the amount of the outside Directors' annual retainer.

VI. GENERAL

These Policies will be reviewed by the Governance Committee annually and may be amended from time to time.

                                   APPENDIX F

                     STATEMENT ON ETHICAL BUSINESS CONDUCT

                                  CORPORATE HEADQUARTERS           EATON CORPORATION             ETHICAL BUSINESS CONDUCT
                                                                   EATON CENTER                  JANUARY 1, 2002
                                                                   CLEVELAND, OH 44114-2584
[Eaton Logo]                                                       USA

Eaton Corporation's commitment to the highest degree of integrity and honesty in the conduct of its business affairs is stated in the following letter. This letter, and prior versions of it, have been distributed periodically to Eaton employees since 1976.

Dear Fellow Employee:

Eaton has always had a well-deserved reputation for honesty and integrity--a reputation that we have all helped build and maintain. My purpose in writing is to reaffirm Eaton's commitment to the highest standards of ethical behavior. I particularly want to emphasize that our standards remain consistent even as Eaton experiences continuing international growth and evolve into a truly global company.

If you're concerned about any particular situation involving ethics, please don't hesitate to contact your supervisor or another member of management.

Here are the broad concepts that we regard as fundamental principles of ethical business behavior:

- OBEYING THE LAW--We respect and obey the laws of the cities, states and countries where we operate.

- COMPETITION--We respect the rights of competitors, customers and suppliers. The only competitive advantages we seek are those gained through superior research, engineering, manufacturing and marketing. We do not engage in unfair or illegal trade practices.

- CONFLICTS OF INTEREST--We expect Eaton employees to avoid any association that might conflict with their loyalty to the company or compromise their judgment. Under this guideline, it would be a conflict of interest for an Eaton employee to work simultaneously for a competitor, supplier or a customer.

- GOVERNMENT CONTRACTS--Eaton's customers include national, state and local governments. We must comply with the special laws, rules and regulations that govern these contracts.

- PAYMENTS TO GOVERNMENT PERSONNEL--We do not make illegal payments to government officials of any country. In the case of U.S. federal government employees, we must comply with the stringent rules on business gratuities that relate to them.

- KICKBACKS AND GRATUITIES--We do not offer or accept kickbacks or bribes, or gifts of substantial value.

- POLITICAL CONTRIBUTIONS--Our policy prohibits company contributions to political candidates or parties even where such contributions are lawful. We encourage individual employees to be involved in the political process and make personal contributions as they see fit.

It is important that the policies and principles set forth in this letter be understood and followed by each of us. Our reputation for integrity is an important corporate asset. The principles as outlined are designed to help us protect this asset. Anyone violating these principles will face appropriate disciplinary action. Your commitment to ethical behavior is essential for Eaton to maintain the highest degree of honesty and integrity in its business activities.

Sincerely,

/s/ Alexander M. Cutler

Alexander M. Cutler
Chairman and Chief Executive Officer

.................................................................................

COMMITMENT:

I have read and fully understand the above statement on Ethical Business Conduct. I understand, too, that I should discuss thoroughly with the people reporting to me the policies and principles set forth here and that I should advise them of my full endorsement of the company's commitment to these policies and principles. I agree to abide by them, and I agree to bring to the attention of management any activity which appears to violate the Eaton standards of ethical business conduct.

---------------------------------------------------------
Name (please print)

---------------------------------------------------------
Signature                                                          Date

---------------------------------------------------------
Title                                                               Div/Location

         EATON CORPORATION

         EATON CENTER
         CLEVELAND, OHIO 44114-2584
  P      -------------------------------------------------------------------
  R                                                             [Eaton Logo]
  O
  X The undersigned hereby appoints A. M. Cutler, J. R. Horst and E. R. Y Franklin as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the Eaton common shares, including reinvestment shares, if any, held by the undersigned on February 24, 2003, at the annual meeting of shareholders to be held at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on April 23, 2003, at 10:30 a.m. local time and at any adjournments thereof.

         Election of Directors:
         (01) A. M. Cutler, (02) G. L. Tooker, (03) D. L. McCoy, (04)
         G. R. Page, (05) K. M. Patel


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS #1 AND #2 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.

         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
         ENVELOPE.

                                   SEE REVERSE
                                      SIDE
------------------------------------------------------------------------------
             X                 FOLD AND DETACH HERE              X

          [X]     PLEASE MARK YOUR                                   |
                  VOTES AS IN THIS                                   |  0954
                  EXAMPLE.                                           |________


               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEM #2.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1 AND #2.

-----------------------------------------------------------------------------------------------------------------------------------

                      FOR    WITHHELD                                                                          FOR  AGAINST  ABSTAIN

   1. Election of     [ ]       [ ]      2. Ratification of appointment of Independent Auditors                [ ]    [ ]      [ ]
      Directors
      (see reverse)

For, except vote withheld from
the following nominee(s):

------------------------------

                                                                                   3. In their discretion, the proxies are
                                                                                      authorized to vote upon such other business
                                                                                      as may properly come before the meeting.





                                                                                    Please sign exactly as name appears hereon.
                                                                                    Joint owners should each sign. When signing
                                                                                    as attorney, executor, administrator, trustee
                                                                                    or guardian, please give full title as such.


                                                                                    ---------------------------------------------


                                                                                     ------------------------------------------
                                                                                     SIGNATURE(S)                       DATE

-------------------------------------------------------------------------------------------------------------------------------

                X           FOLD AND DETACH HERE           X


YOU ARE URGED TO TAKE ADVANTAGE OF NEW AND CONVENIENT WAYS TO VOTE YOUR SHARES ON MATTERS TO BE COVERED AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS. PLEASE USE ANY OF THE FOLLOWING THREE VOTING METHODS TO CAST YOUR BALLOT.

             FAST AND CONVENIENT -- 24 HOURS A DAY -- 7 DAYS A WEEK

TO VOTE BY INTERNET:
- Have your proxy card in hand when you access the web site.
- Log on to the Internet and go to the web site http://www.eproxyvote.com/etn.
- You will be prompted to enter your control number printed in the box above.
- Follow the simple instructions provided.

TO VOTE BY TELEPHONE:
- Have your proxy card in hand when you call.
- On a touch-tone telephone, CALL TOLL FREE 1-877-779-8683, OR 1-877-PRXVOTE.
- You will be prompted to enter your control number printed in the box above.
- Follow the simple recorded instructions.

TO VOTE BY MAIL:
- Mark, sign and date your proxy card.
- Return your proxy card in the postage-paid envelope provided.

IF YOU CHOOSE TO VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING

         CONFIDENTIAL VOTING INSTRUCTIONS

         To Fidelity Management Trust Company, Trustee for the Plans listed below (the "Trustee"):

         The undersigned, as a participant in the (a) Eaton Savings Plan or
         (b) Eaton Personal Investment Plan ((a) and (b) being collectively called the "Plans"), hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plans on the record date at the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on April 23, 2003, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR items #1 and #2 unless the undersigned indicates proper voting instructions to the contrary. Under each of the Plans, if the Trustee does not receive proper voting instructions by April 18, 2003 telling the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions from other Plan participants.

         Election of Directors:
         (01) A. M. Cutler, (02) G. L. Tooker, (03) D. L. McCoy, (04)
         G. R. Page, (05) K. M. Patel


                                   SEE REVERSE
                                      SIDE
--------------------------------------------------------------------------------
               X               FOLD AND DETACH HERE             X

          [X]     PLEASE MARK YOUR                                   |
                  VOTES AS IN THIS                                   |  2826
                  EXAMPLE.                                           |________


               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" ITEM #2.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS #1 AND #2.

-----------------------------------------------------------------------------------------------------------------------------------

                      FOR    WITHHELD                                                                          FOR  AGAINST  ABSTAIN

   1. Election of     [ ]       [ ]      2. Ratification of appointment of Independent Auditors                [ ]    [ ]      [ ]
      Directors
      (see reverse)

For, except vote withheld from
the following nominee(s):

------------------------------

                                                                                   3. In their discretion, the proxies are
                                                                                      authorized to vote upon such other business
                                                                                      as may properly come before the meeting.





                                                                                    Please sign exactly as name appears hereon.
                                                                                    Joint owners should each sign. When signing
                                                                                    as attorney, executor, administrator, trustee
                                                                                    or guardian, please give full title as such.


                                                                                    ---------------------------------------------


                                                                                     ------------------------------------------
                                                                                     SIGNATURE(S)                       DATE

-------------------------------------------------------------------------------------------------------------------------------

                X           FOLD AND DETACH HERE           X


YOU ARE URGED TO TAKE ADVANTAGE OF NEW AND CONVENIENT WAYS TO VOTE YOUR SHARES ON MATTERS TO BE COVERED AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS. PLEASE USE ANY OF THE FOLLOWING THREE VOTING METHODS TO CAST YOUR BALLOT.

             FAST AND CONVENIENT -- 24 HOURS A DAY -- 7 DAYS A WEEK

TO VOTE BY INTERNET:
- Have your proxy card in hand when you access the web site.
- Log on to the Internet and go to the web site http://www.eproxyvote.com/etn.
- You will be prompted to enter your control number printed in the box above.
- Follow the simple instructions provided.

TO VOTE BY TELEPHONE:
- Have your proxy card in hand when you call.
- On a touch-tone telephone, CALL TOLL FREE 1-877-779-8683, OR 1-877-PRXVOTE.
- You will be prompted to enter your control number printed in the box above.
- Follow the simple recorded instructions.

TO VOTE BY MAIL:
- Mark, sign and date your proxy card.
- Return your proxy card in the postage-paid envelope provided.

IF YOU CHOOSE TO VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING

                                                                   CUTLER-HAMMER

                       CUTLER-HAMMER DE PUERTO RICO, INC.
                            RETIREMENT SAVINGS PLAN

Dear Participant:

As a participant in the Cutler-Hammer de Puerto Rico, Inc. Retirement Savings Plan, you have the right to direct KeyBank National Association, as trustee of the Plan, on how to vote the Eaton Corporation common shares credited to your account under the Plan. The enclosed proxy card may be used for this purpose. Your directions to KeyBank will be kept confidential.

If EquiServe Trust Company, N.A., which is acting as the tabulating agent, receives your proxy card by April 18, 2003, KeyBank will vote the shares in your account as instructed.

If EquiServe does not receive your proxy card by that date, KeyBank will vote the shares in your account in the same proportion on each issue as it votes those shares for which it has received voting directions from the other participants.

                                                                          DELPHI

                           DELPHI MECHATRONIC SYSTEMS
                         SAVINGS-STOCK PURCHASE PROGRAM

Dear Participant:

As a participant in the Delphi Mechatronic Systems Savings-Stock Purchase Program (the "Plan"), you have the right to direct State Street Bank, as trustee of the Plan, on how to vote the Eaton Corporation common shares credited to your account under the Plan. The enclosed proxy card may be used for this purpose. Your directions to State Street Bank will be kept confidential.

If EquiServe Trust Company, N.A., which is acting as the tabulating agent, receives your proxy card by April 21, 2003, State Street Bank will vote the shares in your account as instructed.

If EquiServe does not receive your proxy card by that date, State Street Bank will vote the shares in your account in the same proportion on each issue as it votes those shares for which it has received voting directions from the other participants.